Exhibit 99.01

CONSENT RESOLUTIONS OF SHAREHOLDERS OF SUMMIT NATIONAL CONSOLIDATION GROUP, INC.

             On December 10, 2002 - Each of the undersigned holders of shares of the voting shares of capital stock of SUMMIT NATIONAL CONSOLIDATION GROUP, INC., a Delaware corporation, and collectively holding in excess of Fifty-One percent (51%) of the issued and outstanding shares of such capital stock, have consented, on the date set forth opposite the name of such shareholder, to the resolutions hereafter set forth:

             RESOLVED that all present and former members of the Board of Directors of SUMMIT NATIONAL CONSOLIDATION GROUP, INC, being Walter D. Davis, Vincent Alexander, Beatrice Beasley, Jesse Funchess, Daniel Kirshbaum and Lamont Waddell, be, and they are hereby removed and dismissed as directors, immediately;

             FURTHER RESOLVED that the principal place of business and executive offices of SUMMIT NATIONAL CONSOLIDATION GROUP, INC. be and are hereby relocated to Clearwater, Florida, to the premises occupied by its subsidiary, Interlabs, Inc., and that all records of SUMMIT NATIONAL CONSOLIDATION GROUP, INC. be transported to such new principal place of business of said corporation;

             FURTHER RESOLVED that the following members be, and they are hereby, elected to the Board of Directors of SUMMIT NATIONAL CONSOLIDATION GROUP, INC., effective immediately:

             Mario Quenneville, Michael Ciaramello, Frank Ciaramello and Laurie Quenneville.

             FURTHER RESOLVED that all actions taken at the Emergency meeting held on August 15, 2002, at the request of the holders of more than 50% of the issued and outstanding shares of the corporation's stock, be and they are hereby in all things ratified and confirmed.

    Signature                         Dated:
    ----------------------            --------------------
/s/ Mario Quenneville                 December 09, 2002
/s/ Laurie Quenneville                December 09, 2002
/s/ Michael Ciaramello                December 09, 2002
/s/ Frank Ciaramello                  December 09, 2002
/s/ Ahmad Alyasin                     December 10, 2002
/s/ Optima Ventures, Inc.             December 10, 2002.